ONE BISCAYNE TOWER – 21ST FLOOR 2 SOUTH BISCAYNE BOULEVARD MIAMI, FLORIDA 33131 TELEPHONE: 305.373.9400 FACSIMILE: 305.373.9443 www.broadandcassel.com

November 20, 2007

China Public Security Technology, Inc.
21st Floor, Everbright Bank Building
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People’s Republic of China

Re: China Public Security Technology, Inc., a Florida corporation (the "Company") Registration Statement on Form SB-2

Ladies and Gentlemen:

You have requested our opinion with respect to the 5,000,000 shares (the "Common Shares") of the Company’s common stock, par value $0.01 per share (the "Common Stock"), and 400,000 shares of the Company’s Common Stock (the "Warrant Shares" and collectively with the Common Shares, the "Shares") that will be issued by the Company upon the exercise of certain warrants (the "Warrants"), offered by certain selling shareholders. The Shares have been included in a Registration Statement on Form SB-2 filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") on the date hereof (the "Registration Statement").

As special Florida counsel to the Company, we have examined only the following documents (collectively, the "Documents"): (i) a copy of the Company’s Amended and Restated Articles of Incorporation, as filed with the Florida Secretary of State on January 31, 2006, and as amended by the Articles of Amendment filed with the Florida Secretary of State on January 25, 2007; (ii) the Company’s By-Laws; (iii) the Written Consent of the Board of Directors to Action Taken Without a Meeting effective as of October 24, 2007; (iv) the Securities Purchase Agreement dated October 25, 2007 between the Company and the investors listed on the schedule of buyers attached as Annex A thereto; (v) the Warrant dated October 29, 2007 issued by the Company in favor of Roth Capital Partners, LLC with respect to the right to purchase 300,000 shares of the Company’s Common Stock; (vi) the Warrant dated October 29, 2007 issued by the Company in favor of Brean Murray, Carret & Co. with respect to the right to purchase 100,000 shares of the Company’s Common Stock; and (vi) a Certificate to Counsel of even date herewith containing certain representations to this Firm. In such examination, we have assumed the genuineness of all signatures on the Documents and the conformity to original Documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to our opinions set forth herein, we have relied solely upon statements or certificates of officials and representatives of the Company as set forth in the Documents.

BOCA RATON   •    FT . LAUDERDALE   •    MIAMI   •   ORLANDO   •    TALLAHASSEE   •    TAMPA   •    WEST PALM BEACH

China Public Security Technology, Inc.
November 20, 2007

Based on, and subject to, the foregoing, we are of the opinion that (a) the Common Shares have been duly and validly issued, and are fully paid and nonassessable; and (b) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be duly and validly issued and fully paid and nonassessable. We have not been asked to consider and have not considered any legal issue relating to the Shares or the Registration Statement except as expressly set forth herein.

In rendering the opinions expressed above, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any jurisdiction, other than the State of Florida.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the use of our name under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Broad and Cassel

BROAD AND CASSEL

BOCA RATON   •    FT . LAUDERDALE   •    MIAMI   •   ORLANDO   •    TALLAHASSEE   •    TAMPA   •    WEST PALM BEACH